Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Maxwell Shoe Company Inc. (the “Company”) on Form 10-K/A (Amendment 1) for the year ended October 31, 2002 (the “Annual Report”), each of the undersigned hereby certifies, in his capacity as an officer of the Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	the Annual Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: February 25, 2003

/s/ Mark J. Cocozza Name: Mark J. Cocozza Title: Chairman of the Board and Chief Executive Officer

/s/ Richard J. Bakos Name: Richard J. Bakos Title: Vice President, Finance and Chief Financial Officer